UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☑	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Cytokinetics, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cytokinetics, Incorporated
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 19, 2005

To the Stockholders:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cytokinetics, Incorporated (the “Company”), a Delaware corporation, will be held on Thursday, May 19, 2005 at 10:00 a.m., local time, at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, CA 94080, for the following purposes:

1. To elect A. Grant Heidrich and James H. Sabry as Class I Directors, each to serve for a three-year term and until their successors are duly elected and qualified (Proposal One);

2. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm to the Company for the fiscal year ending December 31, 2005 (Proposal Two); and

3. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
      Only stockholders of record at the close of business on March 30, 2005 are entitled to notice of and to vote at the meeting.

Sincerely,

Sharon Surrey-Barbari
Secretary
South San Francisco, California
April 5, 2005

YOUR VOTE IS IMPORTANT
      THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 11, 2005. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD

•	BY INTERNET OR TELEPHONE

•	ATTEND THE COMPANY’S 2005 ANNUAL MEETING OF STOCKHOLDERS AND VOTE
          ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY INTERNET OR TELEPHONE.

PROPOSAL ONE ELECTION OF TWO CLASS I DIRECTORS
PROPOSAL TWO RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH
CUMULATIVE TOTAL RETURN AT PERIOD ENDED
CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
OTHER MATTERS
Appendix A

CYTOKINETICS, INCORPORATED
280 East Grand Avenue
South San Francisco, California 94080

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
May 19, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed Proxy is solicited on behalf of the Board of Directors of Cytokinetics, Incorporated (which we will refer to as the “Company” throughout this Proxy Statement) for use at the Annual Meeting of Stockholders to be held at the Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, CA 94080, on Thursday, May 19, 2005, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s principal executive offices are located at the address listed at the top of the page and the telephone number is (650) 624-3000.
      The Company’s Annual Report and Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2004, are being mailed together with these proxy solicitation materials to all stockholders entitled to vote. This Proxy Statement, the accompanying Proxy, the Company’s Annual Report and Annual Report on Form 10-K will first be mailed on or about April 11, 2005 to all stockholders entitled to vote at the meeting.
      THE COMPANY SHALL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER SOLICITED BY THESE PROXY SOLICITATION MATERIALS A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, TOGETHER WITH THE FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE ANNUAL REPORT ON FORM 10-K, UPON REQUEST OF A STOCKHOLDER MADE IN WRITING TO CYTOKINETICS, INCORPORATED, 280 EAST GRAND AVENUE, SOUTH SAN FRANCISCO, CALIFORNIA, 94080, ATTN: INVESTOR RELATIONS, ANNUAL STOCKHOLDER MEETING.
Record Date and Share Ownership
      Stockholders of record at the close of business on March 30, 2005 (which we will refer to as the “Record Date” throughout this Proxy Statement) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. The Company has one series of common shares issued and outstanding, designated as Common Stock, $0.001 par value per share (the “Common Stock”), and one series of undesignated Preferred Stock, $0.001 par value per share (the “Preferred Stock”). As of the Record Date, 120,000,000 shares of Common Stock were authorized and 28,509,600 shares were issued and outstanding. As of the Record Date, 10,000,000 shares of Preferred Stock were authorized and none were issued or outstanding.
Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by: (i) issuing a later proxy, (ii) delivering to the Company at its principle offices (Attention: Corporate Secretary) a written notice of revocation, or (iii) attending the meeting and voting in person.
Voting
      On all matters, each share has one vote. See Proposal One — Election of Two Class I Directors — Vote Required.

Solicitation of Proxies
      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.
Voting Via the Internet or by Telephone
      Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The laws of the State of Delaware, under which the Company is incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections can determine that such proxy was authorized by the stockholder.
      The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name
      Stockholders of record may go to http://www.proxyvoting.com/cytk to grant a proxy to vote their shares by means of the Internet. They will be required to provide the Company’s number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-866-540-5760 and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank
      Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card.
      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at http://www.proxyvote.com.
     General Information for All Shares Voted Via the Internet or By Telephone
      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., eastern time on May 18, 2005. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.
Quorum; Abstentions; Broker Non-Votes
      Votes cast by proxy or in person at the Annual Meeting (“Votes Cast”) will be tabulated by the Inspector of Elections (the “Inspector”) who will be a representative from Mellon Investor Services LLC, the Company’s Transfer Agent and Registrar. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.
      The Inspector will treat shares that are voted WITHHELD or ABSTAIN as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, or if instructions are properly carried out for Internet or telephone voting, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) for the election of the nominees for directors set forth herein; (ii) for the ratification of PricewaterhouseCoopers LLP; and (iii) upon such other business as may properly come before the Annual Meeting or any adjournment thereof, but will not be voted in the election of directors other than as provided in (i) above.
      If a broker indicates on the enclosed proxy or its substitute, that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as present with respect to establishing a quorum for the transaction of business. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.
      In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to proposals set forth in this Proxy Statement will therefore not be considered “Votes Cast” and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.
Deadline for Receipt of Stockholder Proposals
      Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the Company’s bylaws and the rules established by the Securities and Exchange Commission (the “SEC”), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these requirements, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2006 Annual Meeting of Stockholders must be received by the Company no later than December 9, 2005. A copy of the relevant bylaws provisions relating to stockholder proposals is available upon written request to Cytokinetics, Incorporated, 280 East Grand Avenue, South San Francisco, California 94080, Attention: Corporate Secretary.

PROPOSAL ONE
ELECTION OF TWO CLASS I DIRECTORS
Nominees
      The Company’s Board of Directors currently has seven authorized directors and consists of seven members. The Company has a classified Board of Directors, which is divided into three classes of directors whose terms expire at different times. The three classes are currently comprised of the following directors:

•	Class I consists of A. Grant Heidrich and James H. Sabry, who will serve until the 2005 Annual Meeting of Stockholders, and stand for re-election as Class I directors at such meeting.

•	Class II consists of James A. Spudich and Charles Homcy, who will serve until the 2006 Annual Meeting of Stockholders; and

•	Class III consists of Stephen Dow, Mark McDade and Michael Schmertzler, who will serve until the 2007 Annual Meeting of Stockholders.
      Effective as of April 5, 2005, William J. Rutter resigned his position as a Class I Director and as a member of the Audit Committee and the Nominating and Governance Committee. Effective as of April 5, 2005, the Board of Directors and Nominating and Governance Committee appointed James H. Sabry to fill Dr. Rutter’s vacancy in the Class I Directors, and appointed Mark McDade to fill Dr. Sabry’s vacancy in the Class III Directors. In addition, on March 23, 2005, the Nominating and Governance Committee appointed Michael Schmertzler to the Audit Committee.
      At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election and until their successors have been duly elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.
      Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s two nominees named below, who are currently directors of the Company. The nominees have consented to be named as nominees in the proxy statement and to continue to serve as directors if elected. If either nominee becomes unable or declines to serve as a director or if additional persons are nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below if possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees), and the specific nominees to be voted for will be determined by the proxy holders.
      The nominees for the Class I Directors and their biographical information are as follows:

•	A. Grant Heidrich’s biographical information can be found below in the Board of Directors section.

•	James H. Sabry’s biographical information can be found below in the Board of Directors section.
      The Company is not aware of any reason that either nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the Company’s Annual Meeting of Stockholders held in 2008 or until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.
Vote Required
      Directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the candidates receiving the highest number of affirmative votes of shares represented and voting on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is present. See “Quorum; Abstentions; Broker Non-Votes.”
THE CLASS II AND III DIRECTORS RECOMMEND THAT
STOCKHOLDERS VOTE FOR THE CLASS I NOMINEES LISTED ABOVE.

PROPOSAL TWO
RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR
THE FISCAL YEAR
ENDING DECEMBER 31, 2005
      The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2005, and recommends that the stockholders vote for ratification of such selection. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection or ratification, the Audit Committee, in its discretion, may direct the selection of a new independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in the best interest of the Company.
      Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so, and are also expected to be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION BY THE AUDIT
COMMITTEE OF THE BOARD OF DIRECTORS OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM TO THE COMPANY
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.
Principle Accountant Fees and Services
      Fees paid for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories are:

	Years Ended
	December 31,

	2004	2003

Audit Fees	$624,400	$46,275
Audit Related Fees	—	13,600
Tax Fees	24,540	8,400
Other Fees	—	—

	$648,940	$68,275

      PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the years ended December 31, 2004 and 2003.
      Audit fees include fees associated with the annual audit, an initial public offering of Common Stock completed in May 2004, the quarterly reports on Form 10-Q, issuance of consents relating to registration statement filings with the SEC, all services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements and accounting consultations. Tax fees include tax compliance services. Audit related fees include 401(k) plan statutory audit fees.
      All auditing services and non-audit services provided to the Company by our independent registered public accounting firm are required to be pre-approved by the Audit Committee. The pre-approval of non-audit services to be provided by PricewaterhouseCoopers LLP includes making a determination that the provision of the services is compatible with maintaining the independence of PricewaterhouseCoopers LLP as independent registered public accounting firm. All services for audit, audit related and tax fees set forth in the table above were pre-approved by the Company’s Audit Committee.

Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth, as of February 28, 2005, certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) any person (including any group as that term is used in Section 13(d)(3) of the Exchange Act), known by the Company to be the beneficial owner of more than 5% of the Company’s voting securities, (ii) each director and each nominee for director to the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all such executive officers, directors and nominees for director of the Company as a group. The number and percentage of shares beneficially owned are based on the aggregate of 28,498,220 shares of Common Stock outstanding as of February 28, 2005, adjusted as required by the rules promulgated by the SEC. The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

		Percent of Common
Name and Address of Beneficial Owner	Number of Shares	Stock Outstanding

5% Stockholders:

Entities affiliated with Sevin Rosen Funds(1)	3,167,692	11.1%
Two Galleria Tower
13455 Noel Road
Dallas, TX 75240

Entities affiliated with Credit Suisse First Boston(2)(3)	3,145,210	11.0%
Eleven Madison Ave
New York, NY 10010

Entities affiliated with Wells Fargo & Company(3)	1,765,683	6.2%
420 Montgomery Street
San Francisco, CA 94104

Vulcan Ventures, Inc.(4)	2,314,700	8.1%
505 Union Station,
505 Fifth Ave. South, Suite 900
Seattle, WA 98104

Entities affiliated with Mayfield(5)	2,031,713	7.1%
2800 Sand Hill Road, Suite 250
Menlo Park, CA 94025

Glaxo Group Limited	2,042,610	7.2%
Glaxo Wellcome House
Berkeley Avenue, Greenford, Middlesex, England, UB6ONN

HBM BioVentures AG(6)	1,574,744	5.5%
Zugerstrasse 50
6340 Baar Switzerland

Executive Officers and Directors:

James H. Sabry, M.D., Ph.D.(7)	960,926	3.3%

Robert I. Blum(8)	535,675	1.9%

David J. Morgans, Jr., Ph.D.(9)	208,708	*

Jay K. Trautman, Ph.D.(10)	97,208	*

Gail A. Sheridan(11)	12,187	*

Stephen Dow(12)	3,227,692	11.3%
Two Galleria Tower
13455 Noel Road
Dallas, TX 75240

A. Grant Heidrich, III(13)	2,060,753	7.2%
Mayfield Fund 2800 Sand Hill Road, Suite 250
Menlo Park, CA 94025

		Percent of Common
Name and Address of Beneficial Owner	Number of Shares	Stock Outstanding

William J. Rutter, Ph.D.(14)	207,753	*
One Market, Suite 1475
Steuart Tower
San Francisco, CA 94105

Michael Schmertzler(15)(3)	3,105,261	10.9%
Eleven Madison Ave.
New York, NY 10010

James A. Spudich, Ph.D.(16)	250,000	*
Stanford School of Medicine
Beckman Center, Room B405
Stanford, CA 94305-5307

Charles Homcy, M.D.(17)	42,500	*
Portola Pharmaceuticals
270 East Grand Avenue
South San Francisco, CA 94080

All directors and named executive officers as a group
(11 persons)	10,708,663	35.7%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our Common Stock.

(1)	Based on a Schedule 13G filed with the SEC on January 24, 2005. Represents: (a) 3,690 shares of Common Stock held by Sevin Rosen Bayless Management Company; (b) 1,615,715 shares of Common Stock held by Sevin Rosen VI L.P.; (c) 127,235 shares of Common Stock held by Sevin Rosen Fund VI Affiliates Fund L.P.; (d) 755,631 shares of Common Stock held by Sevin Rosen Fund VIII L.P.; (e) 15,421 shares of Common Stock held by Sevin Rosen VIII Affiliates Fund L.P.; (f) 625,950 shares of Common Stock held by Sevin Rosen Fund VII L.P.; and (g) 24,050 shares of Common Stock held by Sevin Rosen VII Affiliates Fund L.P.

(2)	Based on a Schedule 13G filed with the SEC on February 11, 2005.

(3)	Based on a Schedule 13G filed with the SEC on January 21, 2005. At the completion on May 3, 2004 of our initial public offering, all of the shares held by Credit Suisse First Boston affiliated entities, except for shares constituting 4.99% of the outstanding Common Stock of the Company on such date, were deposited in a voting trust having Wells Fargo Bank, N.A. as the trustee. Under the terms of the voting trust agreement, the trustee has the power to vote these shares as it believes in its sole judgment is in the best interests of the stockholders of the Company. In addition, the trustee is required to vote the shares to prevent the election of more than one Credit Suisse First Boston affiliate as a director of the Company. Each entity that deposits shares will retain the power to remove its shares from the voting trust or sell its shares to third parties so long as the transferee is not affiliated with Credit Suisse First Boston or is otherwise considered an eligible transferee under the terms of the voting trust agreement. The voting trust agreement will expire in April 2014, or such earlier time as Credit Suisse First Boston ceases to be an affiliate of the Company.

(4)	Based on information available to the Company at the time of its registration statement filed on April 29, 2004.

(5)	Based on a Schedule 13G filed with the SEC on December 31, 2004. Represents: (a) 1,781,358 shares of Common Stock held by Mayfield IX; (b) 93,755 shares of Common Stock held by Mayfield Associates Fund IV; (c) 142,895 shares of Common Stock held by Cell Trust; and (d) 13,705 shares of Common Stock held by Cell Trust II.

(6)	Based on a Schedule 13G filed with the SEC on January 5, 2005.

(7)	Represents: (a) 250,000 shares of Common Stock held by Dr. Sabry; and (b) 710,926 shares of Common Stock underlying options granted to Dr. Sabry that are exercisable within 60 days of

February 28, 2005, of which 180,106 shares underlying such options would remain subject to the Company’s repurchase right upon termination of Dr. Sabry’s service relationship with the Company.

(8)	Represents: (a) 68,750 shares of Common Stock held by Mr. Blum; (b) 12,500 shares of Common Stock held by The Brittany Blum 2003 Irrevocable Trust; (c) 12,500 shares of Common Stock held by The Bridget Blum 2003 Irrevocable Trust; and (d) 441,925 shares of Common Stock underlying options granted to Mr. Blum that are exercisable within 60 days of February 28, 2005, of which 189,758 shares underlying such options would remain subject to the Company’s repurchase right upon termination of Mr. Blum’s service relationship with the Company.

(9)	Represents: (a) 35,000 shares of Common Stock held by Dr. Morgans; and (b) 173,708 shares of Common Stock underlying options exercisable within 60 days of February 28, 2005, of which 45,282 shares underlying such options would remain subject to the Company’s repurchase right upon termination of Dr. Morgans’ service relationship with the Company.

(10)	Represents: (a) 60,438 shares of Common Stock held by Dr. Trautman, 1,408 shares of which are subject to our right of repurchase within 60 days of February 28, 2005; and (b) 36,770 shares of Common Stock underlying options granted to Dr. Trautman that are exercisable within 60 days of February 28, 2005, of which 30,000 shares underlying options would remain subject to the Company’s repurchase right upon termination of Dr. Trautman’s service relationship with the Company.

(11)	Represents options granted to Ms. Sheridan that are exercisable as of February 8, 2005, the date her employment terminated with the Company.

(12)	Based on a Schedule 13G filed with the SEC on January 24, 2005 for entities affiliated with Sevin Rosen Funds. Represents: (a) 3,690 shares of Common Stock held by Sevin Rosen Bayless Management Company; (b) 1,615,715 shares of Common Stock held by Sevin Rosen VI L.P.; (c) 127,235 shares of Common Stock held by Sevin Rosen Fund VI Affiliates Fund L.P.; (d) 755,631 shares of Common Stock held by Sevin Rosen Fund VIII L.P.; (e) 15,421 shares of Common Stock held by Sevin Rosen VIII Affiliates Fund L.P.; (f) 625,950 shares of Common Stock held by Sevin Rosen Fund VII L.P.; (g) 24,050 shares of Common Stock held by Sevin Rosen VII Affiliates Fund L.P.; and (h) 60,000 shares of Common Stock held by the Dow Family Trust. Stephen Dow is a general partner of each of the Sevin Rosen entities except for Sevin Rosen Bayless Management Company, of which he is a Vice President. Mr. Dow disclaims beneficial ownership of the shares held by entities affiliated with Sevin Rosen Funds, except to the extent of his proportionate partnership interest therein.

(13)	Based in part on a Schedule 13G filed with the SEC on December 31, 2004 for entities affiliated with Mayfield. Represents: (a) 1,781,358 shares of Common Stock held by Mayfield IX; (b) 93,755 shares of Common Stock held by Mayfield Associates Fund IV; (c) 142,895 shares of Common Stock held by Cell Trust; (d) 13,705 shares of Common Stock held by Cell Trust II; and (e) 29,040 shares of Common Stock held by The A. Grant III & Jeanette Yvonne Heidrich Community Property Trust. A. Grant Heidrich is a Managing Director of Mayfield IX Management, L.L.C. and a General Partner of Mayfield IX and Mayfield Associates Fund IV. Mr. Heidrich disclaims beneficial ownership of the shares held by entities affiliated with Mayfield, except to the extent of his proportionate partnership interest therein.

(14)	Represents: (a) 115,266 shares of Common Stock owned by the William J. Rutter Revocable Trust; (b) 57,147 shares of Common Stock held by Rutter Investments, L.P.; and (c) 35,340 shares of Common Stock underlying options granted to Dr. Rutter that are exercisable within 60 days of February 28, 2005. Dr. Rutter resigned as a member of the Company’s Board of Directors effective as of April 5, 2005.

(15)	Based on a Form 4 filed on May 3, 2004. Represents: (a) 2,227,895 shares of Common Stock held by Credit Suisse First Boston Equity Partners, L.P.; (b) 622,753 shares of Common Stock held by Credit Suisse First Boston Equity Partners (Bermuda), L.P.; (c) 144,000 shares of Common Stock held by EMA Private Equity Fund 2000, L.P.; (d) 108,631 shares of Common Stock held EMA Partners Fund 2000, L.P.; and (e) 1,982 shares of Common Stock held by Credit Suisse First Boston U.S. Executive Advisors, L.P. Michael Schmertzler is a Managing Director of Aries Advisors, LLC, the sub-advisor to Credit Suisse First Boston Equity Partners, L.P. Mr. Schmertzler disclaims beneficial ownership of the shares held by entities affiliated with Credit Suisse First Boston except to the extent of his proportionate partnership or membership interest therein.

(16)	Represents: (a) 240,000 shares of Common Stock held by held by Dr. Spudich; and (b) 10,000 shares of Common Stock underlying options granted to Dr. Spudich that are exercisable within 60 days of February 28, 2005.

(17)	Represents 42,500 shares of Common Stock underlying options granted to Dr. Homcy that are immediately exercisable. Of which, 8,334 shares underlying the options would remain subject to the Company’s repurchase right upon termination of Dr. Homcy’s service relationship with the Company.

      Except as otherwise noted above, the address of each person listed on the table is c/o Cytokinetics, Incorporated, 280 East Grand Avenue, South San Francisco, CA 94080.

Board of Directors
      The following table sets forth for each Class I Director, each Class II Director, and each Class III Director of the Company, in alphabetical order, their ages and present positions with the Company as of April 5, 2005.

Name	Age	Position

Stephen Dow(1)(2)	49	Class III Director
A. Grant Heidrich, III(1)(3)	52	Class I Director
Charles Homcy, M.D.	56	Class II Director
Mark McDade	49	Class III Director
James H. Sabry, M.D., Ph.D.	46	President and Chief Executive Officer; Class I Director
Michael Schmertzler(1)(3)	53	Class III Director
James A. Spudich, Ph.D.(2)	63	Class II Director

(1)	Member of Audit Committee.

(2)	Member of the Nominating and Governance Committee.

(3)	Member of Compensation Committee.
      There is no family relationship between any director or executive officer of the Company.
      Stephen Dow has served as a member of our Board of Directors since April 1998. Mr. Dow has been a General Partner with Sevin Rosen Funds, a venture capital firm, since 1983. Since 1989, Mr. Dow has served on the Board of Directors of Citrix Systems Inc., an enterprise software company, and has been the Chairman of the Citrix Systems Inc. Board of Directors since May 2002. Mr. Dow received a B.A. in Economics and an M.B.A. from Stanford University.
      A. Grant Heidrich, III has served as a member of our Board of Directors since April 1998. Mr. Heidrich has been a Managing Director of certain Mayfield funds, a venture capital firm, since 1983. Mr. Heidrich currently serves as a member of the Board of Directors of Millennium Pharmaceuticals, Inc., and Aveo Pharmaceuticals. Mr. Heidrich received a B.A. in Human Biology from Stanford University and an M.B.A. from Columbia University.
      Charles Homcy, M.D. has served as a member of our Board of Directors since February 2003. Since November 2003, Dr. Homcy has served as Chief Executive Officer of Portola Pharmaceuticals, Inc., a biopharmaceutical company. From January 2003 to November 2003, Dr. Homcy served as Senior Research and Development Advisor of Millennium Pharmaceuticals, a biopharmaceutical company. From February 2002 to December 2002, Dr. Homcy served as the President of Research and Development at Millennium Pharmaceuticals. From 1995 to February 2002, he served as Executive Vice President, Research and Development of COR Therapeutics, Inc., where he served as a member of the Board of Directors from 1998 to February 2002. From 1994 to March 1995, Dr. Homcy was President of the Medical Research Division of American Cyanamid Company-Lederle Laboratories (now a division of Wyeth-Ayerst Laboratories). From 1990 to 1994, Dr. Homcy was Executive Director of the Cardiovascular and Central Nervous System Research Section at Lederle Laboratories. Dr. Homcy currently serves on the Board of Directors of Millennium Pharmaceuticals and Kosan Biosciences, Inc., a biopharmaceutical company. Dr. Homcy received an A.B. in Biology and an M.D. from Johns Hopkins University.
      Mark McDade has served as a member of our Board of Directors since April 2005. Since November 2002, Mr. McDade has served as Chief Executive Officer and a director of Protein Design Labs, Inc., a biotechnology company. From December 2000 until November 2002, he served as Chief Executive Officer of Signature BioScience, Inc., a biopharmaceutical company. Prior to that, he co-founded and served as Chief Operating Officer at Corixa Corporation, a biopharmaceutical company, from September 1994 until December 1998, and as President and Chief Operating Officer from January 1999 to November 2000. Mr. McDade also serves on the Board of Directors of Valentis, Inc. Mr. McDade received a B.A. in History from Dartmouth College and an M.B.A. from the Harvard Business School.

      James H. Sabry, M.D., Ph.D. co-founded the Company in August 1997 and has served as our President and Chief Executive Officer and as a member of our Board of Directors since August 1997. Prior to that he held faculty positions at the University of California, San Francisco, from 1989 to 1998, and Harvard Medical School from 1984 to 1987. Dr. Sabry received an M.D. from Queens University and a Ph.D. in Cell Biology from the University of California, San Francisco.
      Michael Schmertzler has served as a member of our Board of Directors since April 2003. Since 2001, Mr. Schmertzler has been a Managing Director of Aries Advisors, LLC, the sub-advisor to Credit Suisse First Boston Equity Partners, L.P., a private equity fund, and the Chair of the investment committee. From 1997 to 2001, Mr. Schmertzler was Co-Head of United States and Canadian Private Equity at Credit Suisse First Boston, an investment banking company. Prior to 1997, Mr. Schmertzler held various management positions with Morgan Stanley and its affiliates, including President of Morgan Stanley Leveraged Capital Funds and Managing Director, and was Managing Director and Chief Financial Officer of Lehman Brothers Kuhn Loeb, an investment banking firm. Mr. Schmertzler received a B.A. from Yale College in Molecular Biophysics and Biochemistry, History and City Planning and an M.B.A. from the Harvard Business School.
      James A. Spudich, Ph.D. co-founded our company in August 1997 and has served as a member of our Board of Directors since August 1997. From September 1998 to September 1999, he served as our Principle Scientist. Dr. Spudich is the Douglass M. Nola Leishman Professor in Cardiovascular Disease and Professor of Biochemistry and Developmental Biology at Stanford University, where he has been a member of the faculty since 1977. From 1994 to 1998, Dr. Spudich served as Chairman of Stanford University’s Department of Biochemistry. From 1979 to 1984, he was Chairman of Stanford’s Department of Structural Biology. He was elected a member of the American Academy of Arts and Sciences in 1997 and a member of the National Academy of Sciences in 1991. Dr. Spudich is also a member of our Scientific Advisory Board. Dr. Spudich received a B.S. in Chemistry from the University of Illinois and a Ph.D. in Biochemistry from Stanford University.
Director Compensation
      The Company reimburses its non-employee directors for their expenses incurred in connection with attending Board of Directors and committee meetings. Non-employee directors receive an annual retainer of $15,000 and a per meeting fee of $750 for attendance at each Board of Directors and committee meeting or $500 for each such meeting attended by telephone. The Chairpersons of the Compensation Committee and the Nominating and Governance Committee each receives, in lieu of the committee meeting fees described above, a $1,500 per committee meeting fee for attendance in person and $1,000 per committee meeting fee for attendance by telephone. The Chairperson of the Audit Committee, in lieu of the committee meeting fees described above, receives a $2,250 per committee meeting fee for attendance in person and $1,500 per committee meeting fee for attendance by telephone. We have in the past granted non-employee directors options to purchase our Common Stock pursuant to the terms of our 1997 Stock Option/Stock Issuance Plan, and our Board of Directors continues to have the discretion to grant options to new and continuing non-employee directors.
      In January and March 2004, our Board of Directors and stockholders, respectively, approved our 2004 Equity Incentive Plan, which provides for automatic grants of stock options to directors who are not our officers or employees. The 2004 Equity Incentive Plan provides that such directors will automatically receive:

•	a one-time option grant of 10,000 shares vesting annually over three years from the date of joining the Board of Directors, which is to be granted on such date (exercised at a price per share equal to the fair market value of our Common Stock on the date of grant); and

•	annual option grants of 7,500 shares vested in full on the date of grant, which are to be granted on the date of each annual stockholder meeting (exercised at a price per share equal to the fair market value of our Common Stock on the date of grant), provided that such grant will only be made to non-employee directors that have been members of the Board of Directors for at least six months at the time of such annual stockholder meeting.

      Employee directors who meet the eligibility requirements may participate in the Company’s 2004 Employee Stock Purchase Plan.
      The Company maintains directors and officers indemnification insurance coverage. This insurance covers directors and officers individually. These policies currently run from April 29, 2004 through May 15, 2005 at a total annual cost of $332,096. The primary carrier is Old Republic Insurance Co.
Board Meetings and Committees
      The Board of Directors of the Company held a total of seven meetings during the fiscal year ended December 31, 2004. No director serving throughout fiscal year 2004 attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board of Directors upon which such director served. James H. Sabry, James A. Spudich, A. Grant Heidrich, Michael Schmertzler, and Charles Homcy attended all meetings of the Board of Directors. The Board of Directors has determined that directors Stephen Dow, A. Grant Heidrich, Michael Schmertzler and James A. Spudich are each independent as defined under the National Association of Securities Dealers, Inc. The Board of Directors has a standing Audit Committee that oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, a standing Compensation Committee and a standing Nominating and Governance Committee.
      The Audit Committee consists of directors Stephen Dow, A. Grant Heidrich and Michael Schmertzler each of whom the Board of Directors has determined is independent as defined under the National Association of Securities Dealers, Inc. listing standards as well as the SEC rules. The Board of Directors has also determined that Stephen Dow is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A. The Audit Committee reviews the Company’s internal accounting procedures, consults with and reviews the services provided by the Company’s independent registered public accounting firm and selects the independent registered public accounting firm for the Company. The Audit Committee held seven meetings during the fiscal year ended 2004.
      The Compensation Committee consists of directors A. Grant Heidrich and Michael Schmertzler, each of whom the Board of Directors has determined is independent as defined under the National Association of Securities Dealers, Inc. listing standards. The Compensation Committee reviews and approves the salaries, incentive compensation and benefits of the Company’s officers and employees and administers the Company’s stock plans and employee benefit plans. The Compensation Committee held four meetings during the fiscal year ended 2004.
      The Nominating and Governance Committee consists of directors Stephen Dow and James A. Spudich, each of whom the Board of Directors of the Company has determined is independent as defined under the National Association of Securities Dealers, Inc. listing standards. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. The Company maintains a copy of the Nominating and Governance Committee charter on its website: www.cytokinetics.com. The Nominating and Governance Committee is responsible for developing a Board of Directors capable of advising the Company’s management in fields related to current or future business directions of the Company, and regularly reviews issues and developments relating to corporate governance and formulates and recommends corporate governance standards to the Board of Directors. The Nominating and Governance Committee held three meetings during the fiscal year ended 2004.
      The Nominating and Governance Committee approves all nominees for membership on the Board of Directors, including the slate of director nominees to be proposed by the Board of Directors to our stockholders for election or any director nominees to be elected or appointed by the Board of Directors to fill interim director vacancies on the Board of Directors.
      In addition, the Nominating and Governance Committee appoints directors to committees of the Board of Directors and suggests rotation for Chairpersons of committees of the Board of Directors as it deems desirable from time to time; and evaluates and recommends to the Board of Directors the termination of membership of individual directors in accordance with the Board of Directors’ corporate governance principles, for cause or other appropriate reasons (including, without limitation, as a result of changes in directors’ employment or consulting status).
      The Nominating and Governance Committee assists the Board of Directors in identifying qualified persons to serve as directors of the Company. The Nominating and Governance Committee evaluates all proposed director nominees, evaluates incumbent directors before recommending re-nomination, and recommends all approved candidates to the Board of Directors for appointment or nomination to Company stockholders. The Nominating and Governance Committee selects as candidates to the Board of Directors for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board of Directors’ effectiveness in serving the interests of the Company’s stockholders. The Company has in the past used, and the Nominating and Governance Committee intends in the future to use, an executive recruiting firm to assist in the identification and evaluation of qualified candidates to join the Board of Directors. For these services, the executive recruiting firm is paid a fee. Director nominees are expected to have considerable management experience that would be relevant to our current and expected future business directions, a track record of accomplishment and a commitment to ethical business practices.
      We do not have a formal policy regarding stockholder communication with the Board of Directors. However, stockholders of the Company may communicate directly with the Board of Directors in writing, addressed to:
Board of Directors
c/o Corporate Secretary
Cytokinetics, Incorporated
280 East Grand Avenue
South San Francisco, California 94080
OR by email to investors@cytokinetics.com
      The Corporate Secretary will review each stockholder communication. The Corporate Secretary will forward to the entire Board of Directors (or to members of a Board of Directors’ committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a team member or to further a personal interest not shared by the other stockholders generally. Stockholders who would like their submissions directed to an individual member of the Board of Directors may so specify, and the communication will be forwarded, as appropriate.
      The Nominating and Governance Committee has not established a procedure for considering nominees for director nominated by the Company’s stockholders. The Board of Directors believes that our independent committee can identify appropriate candidates to our Board of Directors. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our Bylaws.
      We do not have formal policies regarding attendance by members of the Board of Directors at our annual meetings of stockholders, but directors are encouraged to attend such meetings of the Company’s stockholders. Because there was no annual meeting of stockholders in 2004, our directors did not have an opportunity to attend any such meeting.
Compensation Committee Interlocks and Insider Participation
      During the fiscal year ended 2004, directors A. Grant Heidrich and Michael Schmertzler and former director William J. Rutter served on the Compensation Committee. No current or former member of the Compensation Committee or executive officer of the Company has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. The current and former members of the Compensation Committee have not been officers or employees of the Company while a member of the Compensation Committee during the fiscal year ended 2004.

Executive Officers
      The following table sets forth, the names of the Company’s executive officers, in alphabetical order, who are not also directors of the Company, their ages and present positions with the Company as of April 5, 2005.

Name	Age	Position

Robert I. Blum	41	Executive Vice President, Corporate Development and Commercial Operations and Chief Business Officer
David W. Cragg	49	Vice President, Human Resources
David J. Morgans, Jr., Ph.D.	52	Senior Vice President, Drug Discovery and Development
Sharon A. Surrey-Barbari	50	Senior Vice President of Finance and Chief Financial Officer
Jay K. Trautman, Ph.D.	46	Vice President, Technology
Andrew A. Wolff, M.D., F.A.C.C.	50	Senior Vice President of Clinical Research and Development and Chief Medical Officer
      Robert I. Blum has served as our Executive Vice President, Corporate Development and Commercial Operations and Chief Business Officer since September 2004. From January 2004 to September 2004, he served as our Executive Vice President, Corporate Development and Finance and Chief Financial Officer. From October 2001 to December 2003, he served as our Senior Vice President, Corporate Development and Finance and Chief Financial Officer. From July 1998 to September 2001, Mr. Blum was our Vice President, Business Development. Prior to joining us in July 1998, he was Director, Marketing at COR Therapeutics, Inc., a biopharmaceutical company, since 1996. From 1991 to 1996, he was Director, Business Development at COR Therapeutics. Prior to that, Mr. Blum performed roles of increasing responsibility in sales, marketing and other pharmaceutical business functions at Marion Laboratories, Inc. and Syntex Corporation. Mr. Blum received B.A. degrees in Human Biology and Economics from Stanford University and an M.B.A. from Harvard Business School.
      David W. Cragg has served as our Vice President, Human Resources since February 2005. From October 2000 until January 2005, Mr. Cragg managed his own human resources consulting practice. From March 2000 until its acquisition in September 2000 by Yahoo!, Inc., he was Vice President, Human Resources for eGroups Inc., an internet email management company. Prior to October 2000, Mr. Cragg was a Principal Human Resources Consultant at Genentech, Inc., a biotechnology company. Mr. Cragg received a B.A. in Industrial Psychology from the University of California, Santa Cruz.
      David J. Morgans, Jr., Ph.D. has served as our Senior Vice President, Drug Discovery and Development since October 2003. From March 2002 to September 2003, he served as our Senior Vice President, Drug Discovery and from January 2002 to February 2002, he served as our Vice President, Drug Discovery. From October 2000 to December 2001, he served as our Vice President, Chemistry. From July 1998 to October 2000, Dr. Morgans served as Vice President of Research for Iconix Pharmaceuticals, Inc., a biopharmaceutical company. From March 1995 to July 1998, he was Vice President, Inflammatory Diseases at Roche Bioscience, a pharmaceutical company. From 1983 to 1995, he held various positions at Syntex Corporation, most recently as Director, Medicinal Chemistry. From 1980 to 1983, Dr. Morgans was Assistant Professor of Chemistry at University of California, Santa Cruz. Dr. Morgans received a B.S. in Chemistry from Saint Joseph’s University in Philadelphia and a Ph.D. in Chemistry from Columbia University.
      Sharon A. Surrey-Barbari has served as our Senior Vice President of Finance and Chief Financial Officer since September 2004. From September 2002 to August 2004, she served as Chief Financial Officer and Senior Vice President of Finance and Administration of InterMune, Inc., a biopharmaceutical company. From January 1998 to June 2002, she served at Gilead Sciences, Inc., a biopharmaceutical company, most recently as Vice President and Chief Financial Officer. From 1996 to 1998, she served as Vice President, Strategic Planning at Foote, Cone & Belding Healthcare in San Francisco, an international advertising and marketing firm. From 1972 to 1995, she was employed by Syntex Corporation where she held various management positions in corporate finance, financial planning, marketing and commercial planning. Ms. Surrey-Barbari received a B.S. in Accounting from San Jose State University.
      Jay K. Trautman, Ph.D. has served as our Vice President, Technology since May 2003. He served as our Vice President, Cell Technologies from June 2002 to May 2003. From March 2000 to June 2002, he served as the Chief Executive Officer of Praelux Incorporated, a research and development company and wholly owned subsidiary of Amersham Biosciences Corp. From March 1996 to March 2000, Dr. Trautman held a variety of positions at Praelux and its predecessor company, SEQ Ltd., and was responsible for directing research and development activities. Dr. Trautman received a B.S. in Chemistry from the University of Washington and a Ph.D. in Chemistry from Cornell University.
      Andrew A. Wolff, M.D., F.A.C.C. has served as our Senior Vice President of Clinical Research and Development and Chief Medical Officer since September 2004. From September 1994 until September 2004, Dr. Wolff held various positions of increasing responsibility at CV Therapeutics, a biopharmaceutical company, most recently as Senior Vice President and Chief Medical Officer. From 1988 until 1994, he served in various drug development positions of increasing responsibility in both the United States and the United Kingdom for Syntex Corporation, most recently as the Executive Director of Medical Research and New Molecules Clinical Programs Leader. Since 1986, Dr. Wolff has held an appointment in the Cardiology Division of the University of California, San Francisco, where he is currently an Associate Clinical Professor, and is an Attending Cardiologist in the Coronary Care Unit at the San Francisco Veterans Administration Medical Center. Dr. Wolff received a B.A. degree in Chemistry and Biology from the University of Dayton and an M.D. from Washington University Medical School.
Executive Compensation
      The following table sets forth all compensation paid or accrued during fiscal years 2004, 2003 and 2002 to the Company’s President and Chief Executive Officer and each of the Company’s four other most highly compensated executive officers.
Summary 2004 Compensation Table

						Long-Term Compensation

	Annual Compensation($)					Securities		All Other
						Underlying		Compensation
Name and Principle Positions	Year	Salary(3)	Bonus(4)	Other		Options(#)		(21)

James H. Sabry, M.D., Ph.D.	2004	$393,483	$—	$10,610	(5)	86,500	(9)	$990
President and Chief Executive	2003	354,167	104,400	10,610	(5)	75,000	(10)	1,031
Officer	2002	317,917	86,760	10,610	(5)	300,000	(11)	660
Robert I. Blum	2004	$295,000	$69,000	$4,800	(6)	—		645
Executive Vice President,	2003	268,404	229,400	6,248	(6)	179,425	(12)	604
Corporate Development and	2002	268,484	51,290	8,987	(6)	150,000	(13)	468
Commercial Operations and Chief Business Officer
David J. Morgans, Jr., Ph.D.	2004	$254,167	$7,400	$11,123	(7)	34,000	(14)	$1,262
Senior Vice President, Drug	2003	243,078	51,800	11,123	(7)	54,500	(15)	1,239
Discovery and Development	2002	226,208	47,260	8,935	(7)	50,000	(16)	1,146
Jay K. Trautman, Ph.D.	2004	$233,333	$19,300	—		25,000	(17)	$749
Vice President, Technology(1)	2003	223,333	61,200	—		27,500	(18)	736
	2002	126,992	80,500	11,506	(8)	62,500	(19)	228
Gail A. Sheridan	2004	$190,000	$28,500	$—		45,000	(20)	$1,703
Vice President, Human Resources(2)

(1)	Dr. Trautman’s employment began with the Company on June 3, 2002.

(2)	Ms. Sheridan’s employment began with the Company on January 6, 2004 and ended on February 8, 2005.

(3)	Includes amounts earned but deferred at the election of the named executive officers pursuant to Cytokinetics’ 401(k) employee savings and retirement plan.

(4)	Unless otherwise noted, bonuses for 2004 are not calculable as of February 28, 2005 and will be disclosed in the Proxy Statement for our 2006 Annual Meeting of Stockholders, or Annual Report on Form 10-K for our fiscal year ended December 31, 2005, as applicable.

(5)	Cytokinetics entered into an interest-bearing loan with Dr. Sabry on November 12, 2001. 100% of the interest is forgiven each year and 25% of the principle amount is forgiven on a pro rata basis over a period of four years beginning on the fifth anniversary of the loan as long as Dr. Sabry is still employed by Cytokinetics. See “Certain Transactions — Executive Officer Loans.”

(6)	Represents interest payments on a loan co-signed by us on behalf of Mr. Blum.

(7)	Cytokinetics entered into interest-bearing loans with Dr. Morgans on October 18, 2000 and May 20, 2002. 100% of the interest is forgiven each year and 25% of the principle amount is forgiven on a pro rata basis over a period of 4 years beginning on the fifth anniversary of the loan as long as Dr. Morgans is still employed by Cytokinetics. See “Certain Transactions — Executive Officer Loans.”

(8)	Represents non-deductible moving expenses.

(9)	Represents a stock option granted to Dr. Sabry in March 2004. Such option vests monthly over a four- year period beginning March 8, 2004.

(10)	Represents a stock option granted to Dr. Sabry in May 2003. Such option vests monthly over a four-year period beginning March 1, 2003.

(11)	Represents a stock option granted to Dr. Sabry in July 2002. Such option vests monthly over a five-year period beginning March 15, 2002.

(12)	Represents a stock option granted to Mr. Blum in May 2003, which vests monthly over a four-year period beginning March 1, 2003, and a stock option granted in December, 2003, which vests monthly over a five-year period beginning December 18, 2003.

(13)	Represents a stock option granted to Mr. Blum in July 2002. Such option vests monthly over a five-year period beginning March 15, 2002.

(14)	Represents a stock option granted to Dr. Morgans in March 2004. Such option vests monthly over a four-year period beginning March 8, 2004.

(15)	Represents a stock option granted to Dr. Morgans in May 2003. Such option vests monthly over a four-year period beginning March 1, 2003.

(16)	Represents a stock option granted to Dr. Morgans in July 2002. Such option vests monthly over a five-year period beginning March 15, 2002.

(17)	Represents a stock option granted to Dr. Trautman in March 2004. Such option vests monthly over a four-year period beginning March 8, 2004.

(18)	Represents a stock option granted to Dr. Trautman in May 2003. Such option vests monthly over a four-year period beginning March 1, 2003.

(19)	Represents a stock option granted to Dr. Trautman in July 2002. Such option vests as to 25% of the shares subject to the option on June 3, 2003, and as to 1/48th of the shares subject to such option each month thereafter.

(20)	Represents a stock option granted to Ms. Sheridan in January 2004. Such option vested monthly over a four year period beginning January 6, 2004. 12,187 shares underlying the option were exercisable as of Ms. Sheridan’s termination of employment on February 8, 2005.

(21)	Represents group term life insurance.

Option Grants in 2004
      The following table sets forth information concerning grants of stock options to each of the executive officers named in the table above during 2004. All options granted to these executive officers in 2004 were granted under the 1997 Stock Option/Stock Issuance Plan or the 2004 Equity Incentive Plan. Except as otherwise noted each option vests monthly over a four year period from the date of grant. The percent of the total options set forth below is based on an aggregate of 839,960 options granted to employees during 2004.
      Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option term assuming the fair market value of the Common Stock on the date of grant appreciates at 5% and 10% over the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent our estimate or projection of the Company’s future Common Stock price.

	Individual Grants
						Potential Realizable
			Percent of			Value at Assumed
	Number of		Total			Annual Rates of
	Securities		Granted to			Stock Appreciation for
	Underlying		Employees	Exercise		Option Term
	Options		During	Price	Expiration
Name	Granted		Period (%)	Per Share	Date	5%	10%

James H. Sabry, M.D., Ph.D.	86,500		10.2981	$6.50	03/08/14	959,463	1,860,824
Robert I. Blum	—		—	—	—	—	—
David J. Morgans, Jr., Ph.D.	34,000		4.0478	$6.50	03/08/14	377,130	731,422
Jay K. Trautman, Ph.D.	25,000		2.9763	$6.50	03/08/14	277,301	537,810
Gail A. Sheridan	45,000	(1)	5.3574	$2.00	01/14/14	701,643	1,170,559

(1)	Represents a stock option granted to Ms. Sheridan in January 2004. Such option vested monthly over a four year period beginning January 6, 2004. 12,187 shares underlying the option were exercisable as of Ms. Sheridan’s termination of employment on February 8, 2005.
Aggregate Option Exercises in 2004 and Values at December 31, 2004
      The following table sets forth information concerning exercisable and unexercisable stock options held by the executive officers named in the summary compensation table as of December 31, 2004. The value of unexercised in-the-money options is based on the fair market value per share, as of December 31, 2004, of the Company’s Common Stock underlying the options, minus the actual exercise prices. All options were granted under the Company’s 1997 Stock Option/Stock Issuance Plan or 2004 Equity Incentive Plan. Except as otherwise noted, these options vest over four years and otherwise generally conform to the terms of the Company’s 1997 Stock Option/Stock Issuance Plan or 2004 Equity Incentive Plan.

			Number of Securities
			Underlying Unexercised			Value of Unexercised In-the-
			Options at			Money Options at
	Shares		December 31, 2004			December 31, 2004(1)
	Acquired on	Value
Name	Exercise	Received	Exercisable		Unexercisable	Exercisable	Unexercisable

James H. Sabry, M.D., Ph.D.(2)	—	—	703,718	(2)	70,282	$6,476,443	$263,558
Robert I. Blum	—	—	441,925	(3)	—	3,955,631	—
David J. Morgans, Jr., Ph.D.	17,500	24,850	170,875	(4)	27,625	1,543,531	103,594
Jay K. Trautman, Ph.D.	30,000	24,000	34,687	(5)	20,313	289,076	76,174
Gail A. Sheridan	—	—	45,000	(6)	—	371,250	—

(1)	Value is determined by subtracting the exercise price of an option from the $10.25 per share fair market value of our common stock on December 31, 2004.

(2)	As of December 31, 2004, 223,024 of the shares issuable upon exercise of Dr. Sabry’s options are currently subject to repurchase by the Company at the original purchase price if Dr. Sabry’s service relationship with the Company is terminated.

(3)	As of December 31, 2004, 218,177 of the shares issuable upon exercise of Mr. Blum’s options are currently subject to repurchase by the Company at the original purchase price if Mr. Blum’s service relationship with the Company is terminated.

(4)	As of December 31, 2004, 54,095 of the shares issuable upon exercise of Dr. Morgans’ options are currently subject to repurchase by the Company at the original purchase price if Dr. Morgans’ service relationship with the Company is terminated.

(5)	As of December 31, 2004, 30,000 of the shares issuable upon exercise of Dr. Trautman’s options are currently subject to repurchase by the Company at the original purchase price if Dr. Trautman’s service relationship with the Company is terminated.

(6)	Ms. Sheridan’s employment with us terminated on February 8, 2005. 10,312 of the shares were vested and remained exercisable as of such date. The remaining 34,688 shares underlying such option ceased to vest as of such date.
Employment and Other Agreements
      During 2004, the Company entered into Executive Employment Agreements with each of the executive officers named in the summary compensation table, Sharon A. Surrey-Barbari and David W. Cragg.
      The Executive Employment Agreements provide for such officers to remain at-will employees of the Company and to receive salary, bonus and benefits as determined at the discretion of the Board of Directors of the Company. Such agreements provide for such officers to receive certain benefits if within the eighteen month period following a change of control of the Company they resign for good reason or are terminated by the Company or its successor other than for cause.
      Upon a qualifying resignation or termination, such officers, other than James H. Sabry (whose terms are described below), will become entitled to receive: continuing severance payments at a rate equal to their base salary for a period of eighteen months; a lump sum payment equal to their full target annual bonus; acceleration in full of vesting of options for Company Common Stock held by them; the lapse in full of the Company’s right of repurchase with respect to restricted shares of the Company’s Common Stock held by them; and continued employee benefits until the earlier of eighteen months following the date of termination or resignation or the date they obtain employment with generally similar employee benefits.
      Upon a qualifying resignation or termination, Dr. Sabry will become entitled to receive: continuing severance payments at a rate equal to his base salary for a period of twenty-four months; a lump sum payment equal to his full target annual bonus; acceleration in full of vesting of options for Company Common Stock held by him; the lapse in full of the Company’s right of repurchase with respect to restricted shares of the Company’s Common Stock held by him; and continued employee benefits until the earlier of twenty-four months following the date of termination or resignation or the date he obtains employment with generally similar employee benefits.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
      The following is the report of the Compensation Committee of the Board of Directors with respect to the compensation paid to the Company’s executive officers during the fiscal year ended December 31, 2004. Actual compensation earned and calculable during fiscal 2004 by the named executive officers is shown in the Summary Compensation Table above under “Executive Compensation.”
Introduction
      The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, approves and evaluates the compensation plans and specific compensation levels for executive officers. One of the Committee’s goals is to ensure that the Company’s executive compensation programs are competitive with those of regional companies in our industry. The Company’s executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that reward individual contributions as well as corporate performance. In addition, long-term equity compensation is awarded to align the interests of management and stockholders.
Compensation Programs
      Base Salary. The Committee approves and evaluates base salaries for executive officers, and reviews such salaries on an annual basis. In general, the salaries of executive officers are based upon a review of surveys of publicly held companies in our industry and of a similar size to the Company. Base pay increases vary according to individual contributions to the Company’s success and comparisons to similar positions within the Company and at other comparable companies.
      Bonuses. The Committee approves and evaluates bonuses for executive officers to the Board of Directors. Each executive officer is evaluated individually to determine a bonus for the fiscal year based on performance criteria, including, among other criteria, progress towards or achievement of business milestones in such executive’s area of responsibility and with respect to the Company’s financial and operating performance generally.
      At the beginning of each year, the Board of Directors approves specific corporate goals for the upcoming year, along with associated weightings, for purposes of the bonus plan. After the end of the year, the Compensation Committee approves the percent of goal achieved for each corporate goal, along with the overall percent of corporate goal achievement for purposes of bonus plan payouts.
      For Senior Vice Presidents and Executive Vice Presidents, 75% of the annual bonus is based on the Company’s performance and 25% is based a combination of the performance of the individual and the business unit directed by such individual.
      Stock Options. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. The Committee views stock options as one of the more important components of the Company’s long-term, performance-based compensation philosophy. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. The Company generally grants options that become exercisable over forty eight months as a means of encouraging executives and other employees to remain with the Company and to promote its success. Options granted by the Company to its executive officers and other employees have exercise prices equal to the fair market value at the time of grant. This approach is designed to focus executives on the enhancement of stockholder value over the long term and encourage equity ownership in the Company. Options vest and become exercisable at such time as determined by the Board of Directors. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and motivate the executive to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company’s stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives’ ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company’s financial goals.
Compensation Limitations
      The Company has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to ensure that its stock option plans and executive annual cash bonus plans qualify for exclusion.
Compensation for the Chief Executive Officer
      James H. Sabry is the Chief Executive Officer and President of the Company. The Committee uses the performance criteria described above in setting the base salary and bonus for Dr. Sabry, except that his salary is adjusted and bonus is awarded according to whether overall corporate, rather than individual, objectives were met. The Committee evaluated market data for similar positions and considered overall performance in determining Dr. Sabry’s total compensation. The Committee and the Board of Directors determined that it was appropriate to increase Dr. Sabry’s base salary from $400,000 to $415,000 effective March 2005. At the recommendation of the Compensation Committee, the Board of Directors awarded Dr. Sabry a cash bonus of $80,000 relative to 2004 performance and granted Dr. Sabry stock options to purchase 85,000 shares of Common Stock for fiscal 2004.

Respectfully Submitted By:

MEMBERS OF THE COMPENSATION COMMITTEE

A. Grant Heidrich
Michael Schmertzler
Dated: April 1, 2005

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
      The Audit Committee operates under a written charter adopted by the Board of Directors. The purpose of the Audit Committee includes the following:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board of Directors in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s financial reporting process, (iii) the Company’s compliance with legal and regulatory requirements under applicable securities law, (iv) the independent registered public accounting firms’ qualifications, independence and performance, and (v) the Company’s systems of internal accounting and financial controls;

•	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the SEC;

•	Provide the Board of Directors with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that come to its attention and that require the attention of the Board of Directors.
      Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.
      In fulfilling its responsibilities during 2004, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with PricewaterhouseCoopers LLP, matters required to be discussed under Statements of Auditing Standards No. 61, Communications with Audit Committees, as amended, and Statements of Auditing Standards No. 90 Communication with Audit Committees;

•	Received from PricewaterhouseCoopers LLP disclosures regarding their independence required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees and has discussed with PricewaterhouseCoopers LLP their independence from management and the Company.
      The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
      Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

      The Audit Committee has adopted a written charter which is reviewed annually by the Committee (attached as Appendix A to this Proxy).

Respectfully Submitted By:

MEMBERS OF THE AUDIT COMMITTEE

Stephen Dow
A. Grant Heidrich
William J. Rutter
Dated: March 22, 2005

PERFORMANCE GRAPH
      Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company’s Common Stock with the cumulative return of the Nasdaq Composite Index and of the Nasdaq Biotechnology Index for the period commencing April 29, 2004 and ending on December 31, 2004. Returns for the indices are weighted based on market capitalization at the beginning of each measurement point.
COMPARISON OF HISTORICAL CUMULATIVE TOTAL RETURN(*) AMONG
CYTOKINETICS, INCORPORATED, THE NASDAQ COMPOSITE INDEX AND THE
NASDAQ BIOTECHNOLOGY INDEX

(*)	The above graph shows the cumulative total stockholder return of an investment of $100 in cash on April 29, 2004, the date the Company’s Stock began to trade on the Nasdaq National Market, through December 31, 2004 for: (i) the Company’s Common Stock; (ii) Nasdaq Composite Index; and (iii) Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of all dividends. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
CUMULATIVE TOTAL RETURN AT PERIOD ENDED

	4/29/04	12/31/04

CYTOKINETICS, INCORPORATED	$100.00	$63.66
NASDAQ COMPOSITE INDEX	$100.00	$111.06
NASDAQ BIOTECHNOLOGY INDEX	$100.00	$95.32

      The information contained above under the captions “Report of the Compensation Committee of the Board of Directors,” “Report of the Audit Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2004, our executive officers and directors of the Company complied with all applicable filing requirements.
CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Loans to Management
      In connection with the employment of Robert I. Blum, we provided a letter of credit dated October 6, 1998, in the amount of $150,000 and with an interest rate of 6.65% per annum, secured by a certificate of deposit, as security for a personal loan obligation of Mr. Blum. We agreed to make all interest payments on the loan. As of December 31, 2004, the loan was paid in full by Mr. Blum. The Company made interest payments totaling $8,000, $9,000, $6,000 and $4,000 in 2001, 2002, 2003 and 2004 respectively.
      On July 12, 2002, we provided Mr. Blum with a loan, secured by shares of our common stock held by Mr. Blum, pursuant to a promissory note dated July 12, 2002, in the amount of $100,000 and an interest rate of 5.75% per annum. Accrued interest and twenty percent of the original principle balance was scheduled to be due on July 12, 2005, 2006 and 2007. Accrued interest and forty percent of the original principle balance was scheduled to be due on July 12, 2008. In March 2005, Mr. Blum paid in full the balance of this loan.
      In connection with the employment of David J. Morgans, Jr., Ph.D., we provided Dr. Morgans and Sandra Morgans with an unsecured loan pursuant to a promissory note dated October 18, 2000, in the amount of $150,000 and an interest rate of 5.8% per annum. The total loan amount, in addition to accrued interest, is forgivable over the course of Dr. Morgans’ employment with us. Accrued interest was forgiven on October 18, 2001, 2002, 2003 and 2004. Accrued interest and 25% of the original principle balance will be forgiven on October 18, 2005, 2006, 2007, and 2008 assuming his continued employment with the Company.
      In connection with the employment of David J. Morgans Jr., Ph.D., we provided Dr. Morgans and Sandra Morgans with an unsecured loan, pursuant to a promissory note dated May 20, 2002, in the amount of $37,400 and an interest rate of 5.7% per annum. The total loan amount, in addition to accrued interest, is forgivable over the course of Dr. Morgans’ employment with us. Accrued interest is forgiven on May 20, 2003, 2004, 2005 and 2006. Accrued interest and 25% of the original principle balance will be forgiven on May 20, 2007, 2008, 2009 and 2010 assuming his continued employment with the Company.
      On July 12, 2002, we provided Dr. Morgans with a loan, secured by shares of our common stock held by Dr. Morgans, pursuant to a promissory note dated July 12, 2002, in the amount of $82,600 and an interest rate of 5.75% per annum. Accrued interest was due and payable on July 12, 2003 and 2004. Accrued interest and twenty percent of the original principle balance is due on July 12, 2005, 2006 and 2007. Any unpaid principle and interest on this loan is due and payable 18 months after the date of our initial public offering.
      In connection with the employment of Jay K. Trautman, Ph.D., we provided Dr. Trautman with a loan secured by shares of our common stock held by Dr. Trautman, pursuant to a promissory note dated July 12, 2002, in the amount of $215,000 and an interest rate of 5.75% per annum. Accrued interest was due and payable on July 12, 2003 and 2004. Accrued interest and twenty percent of the original principle balance is due on July 12, 2005, 2006 and 2007. Any unpaid principle and interest on this loan is due and payable 18 months after the date of our initial public offering.
      In connection with the employment of James H. Sabry, M.D., Ph.D., we provided Dr. Sabry and Sandra J. Spence with an unsecured loan pursuant to a promissory note dated November 12, 2001, in the amount of $200,000 and an interest rate of 5.18% per annum. The total loan amount, in addition to accrued interest, is forgivable over the course of Dr. Sabry’s employment with us. Accrued interest is forgiven on November 12, 2002, 2003, 2004 and 2005. Accrued interest and 25% of the original principle balance will be forgiven on November 12, 2006, 2007, 2008 and 2009 assuming his continued employment with the Company.
Collaboration and Facilities Agreement with Portola Pharmaceuticals
      In August 2004, the Company entered into a Collaboration and Facilities Agreement with Portola Pharmaceuticals, Inc. (“Portola”) to have Portola provide the Company with research and related services and access to a portion of Portola’s facilities and personnel to support such services. Charles J. Homcy, M.D., is the President and CEO of Portola, a member of the Company’s Board of Directors and a consultant to the Company. On March 24, 2005, such agreement was amended to extend the term of the agreement to December 31, 2005, to provide for the purchase and installation of certain equipment by Portola and use of such equipment in connection with Portola providing the Company with research services under the agreement, and to make certain changes to other terms and conditions.
Underwriting of Initial Public Offering by Credit Suisse First Boston
      On May 3, 2004, we completed our initial public offering of 7,935,000 shares of our common stock in connection with our initial public offering under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-1, as amended (Reg. No. 333-112261). Such registration statement was declared effective by the SEC on April 29, 2004. The underwriters of the offering were Goldman, Sachs & Co., Credit Suisse First Boston LLC, Pacific Growth Equities, LLC, and Lazard Freres & Co. LLC. Entities affiliated with Credit Suisse First Boston LLC beneficially own in excess of 5% of our outstanding shares of Common Stock. Total underwriters’ fees, commissions and discounts paid in connection with such offering were $7.2 million, of which Credit Suisse First Boston LLC received $1.8 million.
Investment of GlaxoSmithKline in Concurrent Private Placement
      In March 2004, Glaxo Group Limited, a wholly owned subsidiary of GlaxoSmithKline, entered into a stock purchase agreement whereby it purchased 538,461 shares of common stock based on our initial public offering price of $13.00 per share for aggregate cash proceeds of approximately $7.0 million in a private placement that closed immediately prior to the completion of our initial public offering.
Investor Rights Agreement
      Certain former holders of Preferred Stock, certain shares of Common Stock sold to an affiliate of GlaxoSmithKline in connection with the Company’s initial public offering, and certain shares of Common Stock issuable upon the exercise of warrants or their permitted transferees are entitled to rights with respect to registration of these shares under the Securities Act of 1933, as amended. These rights are provided under the terms of the Company’s agreement with the holders of registrable securities. Under these registration rights, holders of the then outstanding registrable securities may require on two occasions that the Company register their shares for public resale. The first such registration requires the election of the holders of registrable securities holding at least 51% of the registrable securities, and the second such registration requires the election of the holders of registrable securities holding at least 25% of such registrable securities. The Company is obligated to register these shares only if the requesting holders request the registration of at least 20% of the registrable securities held by such requesting holders. In addition, twelve months after the effective date of the first registration of the Company’s securities, holders of at least 30% of the registrable securities resulting from the conversion in connection with the Company’s initial public offering of shares of the

Company’s formerly outstanding Series C Preferred Stock may require on two occasions that the Company register their shares for public resale. The Company is obligated to register these shares resulting from the conversion of the Company’s formerly outstanding Series C Preferred Stock only if the requesting holders request the registration of at least 30% of the registrable securities held by such requesting holders that resulted from the conversion of the Company’s formerly outstanding Series C Preferred Stock. In addition, holders of registrable securities may require that the Company register their shares for public resale on Form S-3 or similar short-form registration, if the Company is eligible to use Form S-3 or similar short-form registration, and the value of the securities to be registered is at least $500,000. If the Company elects to register any of its shares of Common Stock for any public offering, the holders of registrable securities are entitled to include shares of Common Stock in the registration. However the Company may reduce the number of shares proposed to be registered in view of market conditions. The Company will pay all expenses in connection with any registration, other than underwriting discounts and commissions. These rights terminate on the earlier of five years after the effective date of the Company’s initial public offering or when a holder is able to sell all its shares pursuant to Rule 144 under the Securities Act in any three-month period.
Indemnification of Directors and Officers
      The Company has entered into indemnification agreements with each of its directors and officers, which require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.
Other Transactions
      On March 8, 2004, we granted to Dr. James H. Sabry, Dr. David J. Morgans, Jr. and Dr. Jay K. Trautman options to purchase 86,500, 34,000 and 25,000 shares, respectively, of our common stock under our 2004 Equity Incentive Plan at an exercise price of $6.50 per share. On September 15, 2004, we granted Sharon A. Surrey-Barbari options to purchase 110,000 shares at an exercise price of $9.95 per share. On October 20, 2004, we granted Dr. Andrew A. Wolff options to purchase 110,000 shares at an exercise price of $9.91 per share.
      The Company entered into Executive Employment Agreements with James H. Sabry, Robert I. Blum, Sharon A. Surrey-Barbari, David J. Morgans Jr., Jay K. Trautman and David W. Cragg. See the description of such Executive Employment Agreements above under the caption, “Employment and Other Agreements.”
OTHER MATTERS
      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS
Dated: April 5, 2005

Appendix A
CHARTER FOR THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
CYTOKINETICS, INCORPORATED
(a NASDAQ-Listed Company)

1.	Purpose
      This Charter (“Charter”) governs the operations of the Audit Committee of the Board of Directors (the “Audit Committee” or the “Committee”) of Cytokinetics, Incorporated (the “Company”). The purpose of the Audit Committee shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board of Directors of the Company (the “Board”) in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s financial reporting process, (iii) the Company’s compliance with legal and regulatory requirements under applicable securities law, (iv) the independent auditors’ qualifications, independence and performance, and (v) the Company’s systems of internal accounting and financial controls;

•	Prepare a report in the Company’s annual proxy statement in accordance with the rules of the Securities and Exchange Commission (the “SEC”);

•	Provide the Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that come to its attention and that require the attention of the Board.
      The Committee will cooperate with the independent auditors to, and management of the Company and the Committee will mutually cooperate to, maintain free and open communication between the Committee, independent auditors, and management of the Company. In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

2.	Membership
      The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Committee will consist of at least three members of the Board of Directors. Members of the Committee must meet the following criteria (as well as any criteria required by the SEC):

•	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC, and (iii) must not have participated in the preparation of the financial statements of the Company at any time during the last three years and (iv) must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee;

•	Each member will be able to read and understand fundamental financial statements in accordance with the NASDAQ National Market Audit Committee requirements; and

•	At least one member will be an “audit committee financial expert” as defined by the SEC and the Company shall disclose the name of such audit committee financial expert and whether such person is independent of management in the Company’s Annual Report on Form 10-K; provided, however, in the event there is not at least one member who is an “audit committee financial expert financial expert” as defined by the SEC, then the Committee shall direct the Company to disclose this fact in the Company’s Annual Report on Form 10-K and explain why there is no such expert.
      The members of the Audit Committee shall be elected by the Board to serve until their successors shall be duly elected and qualified or until their earlier resignation. Unless a Chairperson of the Audit Committee is elected by the Board, the members of the Audit Committee may designate a Chairperson by majority vote of the Audit Committee.

3.	Responsibilities
      The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The Company’s independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.
      The responsibilities of the Audit Committee shall include:

•	The sole and exclusive authority for the appointment, retention, termination, compensation and oversight of the work of the independent auditors (including the determination of appropriate qualifications of the independent auditors and the resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible);

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by:

(i) reviewing the independent auditors’ proposed scope and approach for their audit and quarterly reviews for the current year;

(ii) obtaining quarterly representations from the independent auditors regarding relationships and services with the Company that may impact independence, and to the extent there are such relationships, monitoring and investigating them;

(iii) reviewing the auditors’ independence, including obtaining an annual written communication delineating all the independent auditors’ relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and presenting this statement to the Board of Directors and taking or recommending to the Board appropriate action to oversee the independence of the independent auditors;

(iv) reviewing the independent auditors’ peer review conducted every three years;

(v) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and

(vi) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

•	Directing the Company’s independent auditors to review (before filing with the SEC) the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Reviewing (before release) the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Reviewing the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

•	Reviewing with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;

•	Discussing quarterly with the independent auditors the critical policies and practices of the Company, and any alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, together with the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Audit Committee members, member qualifications and activities;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review (at least annually) of the Company’s risk management policies, including its investment policies;

•	Reviewing and approving in advance any proposed related party transactions;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors and to determine appropriate funding for such advisors;

•	Determine appropriate funding for the independent auditors and ordinary administrative expenses for the Committee;

•	Reviewing its own Charter, structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Committee regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	Meetings
      The Audit Committee shall meet at least four times annually, or more frequently as circumstances may require.
      In order to foster open communication, the Audit Committee will meet separately or together with the Chief Executive Officer, the Chief Financial Officer of the Company and the Controller (or Assistant Controller) of the Company at such times as are appropriate to review the financial affairs of the Company. The Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Committee under this Charter.

5.	Minutes:
      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

6.	Reports:
      In addition to presenting the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

7.	Compensation:
      Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers, per meeting fees and fees for service as Chair of the Audit Committee. Fees may be paid in such form of consideration as is determined by the Board.
      Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof or as Chairman of the Board or Chair of any committee of the Board.

8.	Delegation of Authority:
      The Audit Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

WITHHELD
		FOR	FOR ALL
ITEM 1 –	ELECTION OF DIRECTORS NOMINEES:	☐	☐

			FOR	AGAINST	ABSTAIN
ITEM 2	–	SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

01 A. Grant Heidrich
02 James H. Sabry

Instructions: To withhold authority to vote for any nominee, mark “For” and write the number of the nominee in the space provided below.

I PLAN TO ATTEND THE MEETING	☐

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Dated:	,2005

Signature

Signature if held jointly

Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name as a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ Fold and detach here ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/cytk

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date
your proxy card
and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.